SECOND AMENDMENT TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF STRATUS KINGWOOD PLACE, L.P.

This Second Amendment to the Amended and Restated Limited Partnership Agreement of Stratus Kingwood Place, L.P. (this “Second Amendment”) is made and entered into by STRATUS NORTHPARK, L.L.C., a Texas limited liability company (the “General Partner”), to be effective as of October 31, 2019 (the “Effective Date”).
R E C I T A L S:
A.    STRATUS KINGWOOD PLACE, L.P., a Texas limited partnership (the “Partnership”), is governed by that certain Amended and Restated Limited Partnership Agreement of Stratus Kingwood Place, L.P. dated effective as of August 3, 2018, as amended by that certain First Amendment to the Amended and Restated Limited Partnership Agreement of the Partnership dated effective as of October 31, 2018 (the “Partnership Agreement”).
B.    Capitalized terms used in this Second Amendment and not defined in this Second Amendment will have the meanings ascribed to such terms in the Partnership Agreement.
C.    Effective as of the Effective Date, Botierra, LLC, a Texas limited liability company (“Botierra”), sold and transferred all of its Interest in the Partnership (“Botierra’s Interest”) to Stratus Properties Operating Co., L.P., a Delaware limited partnership (“SPOC”), and Botierra is no longer a Partner in the Partnership.
D.    Pursuant to the authority granted to the General Partner in Section 4.3(c) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement as set forth in this First Amendment.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Agreement is hereby amended as follows:
1.    Amendment to Exhibit “A”. Exhibit “A” of the Partnership Agreement is hereby replaced with Exhibit “A” attached hereto and incorporated herein, which reflects the Partners in the Partnership as of the Effective Date and the Capital Interests, Voting Interests, and Capital Contributions of the respective Partners as of the Effective Date, subject to adjustment as provided in the Partnership Agreement.
2.    Class B Limited Partner for Interest Transferred from Botierra to SPOC. Effective as of the Effective Date, SPOC (i) succeeded to all of Botierra’s Interest and (ii) will be a Class B Limited Partner with respect to the Interest transferred from Botierra to SPOC. The Partnership will account for and treat the Interest transferred from Botierra to SPOC separate and apart from the Interest owned by SPOC as the Class A Limited Partner. For avoidance of doubt, the calculations, distribution priorities, and other rights and obligations of the Interest transferred from Botierra to SPOC (including, without limitation, the 9% Return, the 11% Return, Capital Interest, Voting Interest, Distribution Interest, Capital Contributions, and Capital Account) will be carried forward and based on the 9% Return, 11% Return, Capital Interest, Voting Interest, Distribution Interest, Capital Contributions, and Capital Account of Botierra before the Effective Date; provided, however, in accordance with Section 5.1 of the Partnership Agreement, the General Partner may treat SPOC as having a single Capital Account reflecting both

SPOC’s Capital Account as a Class A Limited Partner and SPOC’s Capital Account as a Class B Limited Partner.
3.    Ratification of Partnership Agreement, As Amended. Except as amended by this Second Amendment, the Partnership Agreement is hereby ratified, confirmed, and approved.

GENERAL PARTNER:
STRATUS NORTHPARK, L.L.C., a Texas limited liability company, General Partner

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

EXHIBIT “A”

TO THE SECOND AMENDMENT TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF STRATUS KINGWOOD PLACE, L.P.

Partners’ Capital Interests, Voting Interests,
and Capital Contributions Effective as of October 31, 2019

Partners	Capital Interest(1)	Voting Interest(1)	Capital Contributions

General Partner:

Stratus Northpark, L.L.C.	0.1000%	0.1000%	$15,000

Class A Limited Partner:

Stratus Properties Operating Co., L.P.	26.5667%	26.5667%	$3,985,000

Class B Limited Partners:

Blue Bird DE LP	5.0000%	5.0000%	$750,000
Stratus Properties Operating Co., L.P.
(as successor to Botierra, LLC’s Interest)	33.3333%	33.3333%	$5,000,000
Druid Hills Capital, LLC	6.6667%	6.6667%	$1,000,000
GRQ123 Enterprises, LLC	5.5533%	5.5533%	$833,000
GRS123, LLC	3.7800%	3.7800%	$567,000
JBM Trust	6.6667%	6.6667%	$1,000,000
JDJIV Trust Partners	1.6667%	1.6667%	$250,000
LCHM Holdings, LLC	6.6667%	6.6667%	$1,000,000
LMJ Trust Partners	1.6667%	1.6667%	$250,000
Ross L. Vaughan	1.1667%	1.1667%	$175,000
Jeffery L. Smith	1.1667%	1.1667%	$175,000

Class B Limited Partners Subtotal:	73.3333%	73.3333%	$11,000,000

Total:	100.0000%	100.0000%	$15,000,000

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